UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2012

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.  below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On April 26, 2012, Occidental Petroleum Corporation released information regarding its results of operations for the three months ended March 31, 2012.  The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition.  The full text of the press release is attached to this report as Exhibit 99.1.  The full text of the speeches given by James M. Lienert and Stephen Chazen are attached to this report as Exhibit 99.2.  Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3.  Earnings Conference Call Slides are attached to this report as Exhibit 99.4.  Forward-Looking Statements Disclosure for Earnings Release Presentation Materials is attached to this report as Exhibit 99.5.  The information in this Item 2.02 and Exhibits 99.1 through 99.5, inclusive, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01.  Other Events

On April 26, 2012, Occidental Petroleum Corporation announced net income of $1.6 billion ($1.92 per diluted share) for the first quarter of 2012, compared with the first quarter of 2011 net income of $1.5 billion ($1.90 per diluted share).

Oil and Gas

Oil and gas segment earnings were slightly higher at $2.5 billion for the first quarter of 2012, compared with the first quarter of 2011.  Higher oil prices and total sales volumes in the first quarter of 2012 were partially offset by higher operating costs, increased DD&A rates and lower natural gas prices.

For the first quarter of 2012, daily oil and gas production volumes averaged 755,000 barrels of oil equivalent, compared with 730,000 barrels of oil equivalent in the first quarter of 2011. As a result of higher year-over-year average oil prices and other factors affecting production-sharing and similar contracts, production was lower in the Middle East/North Africa, Colombia, and Long Beach by 10,000 barrels of oil equivalent per day.

The first quarter 2012 production volume increase was a result of 51,000 barrels of oil equivalent per day higher domestic volumes, partially offset by reduced volumes in the Middle East/North Africa and Colombia. The across-the-board domestic increase reflects the positive impact of our higher capital programs.  The Middle East/North Africa was lower due to the December expiration of Yemen’s Masila Field contract and price impacts on production-sharing contracts, partially offset by higher Libya production, including additional entitlements related to the post civil unrest period. Colombia daily volumes decreased due to higher insurgent activity resulting in pipeline interruptions.

Daily sales volumes increased from 728,000 barrels of oil equivalent per day in the first quarter of 2011 to 745,000 barrels of oil equivalent per day in the first quarter of 2012.

Oxy’s realized price for worldwide crude oil was $107.98 per barrel for the first quarter of 2012, compared with $92.14 per barrel for the first quarter of 2011. The first quarter of 2012 realized oil price represents 105 percent of the average WTI and 91 percent of the average Brent price for the quarter. Worldwide NGL prices were $52.51 per barrel in the first quarter of 2012, compared with $52.64 per barrel in the first quarter of 2011. Domestic gas prices decreased 33 percent from $4.21 per MCF in the first quarter of 2011 to $2.84 per MCF for the first quarter of 2012.

Chemicals

Chemical segment earnings for the first quarter of 2012 were $184 million, compared with $219 million in the first quarter of 2011.  The first quarter 2012 reduction was primarily a result of lower export volumes and higher raw material costs, in large part caused by a rapid increase in ethylene prices.  Calcium chloride sales volumes for de-icing applications were significantly lower due to the mild winter weather.

Midstream, Marketing and Other

Midstream segment earnings were $131 million for the first quarter of 2012, compared with $114 million for the first quarter of 2011. The results reflect higher income in the pipeline and gas processing businesses, partially offset by lower power margins.

Forward-Looking Statements

Portions of this report contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; general domestic political and regulatory approval conditions; international political conditions; not successfully completing, or any material delay of, any development of new fields, expansion projects, capital expenditures, efficiency-improvement projects, acquisitions or dispositions; potential failure to achieve expected production from existing and future oil and gas development projects; exploration risks such as drilling unsuccessful wells; any changes in general economic conditions domestically or internationally; higher-than-expected costs; potential liability for remedial actions under existing or future environmental regulations and litigation; potential liability resulting from pending or future litigation; potential disruption or interruption of Occidental’s production or manufacturing or damage to facilities due to accidents, chemical releases, labor unrest, weather, natural disasters, political events or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect”, “aim”, “goal”, “target”, “objective”, “likely” or similar expressions that convey the uncertainty of future events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A “Risk Factors” of the 2011 Form 10-K.

Attachment 1

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	First Quarter
($ millions, except per-share amounts)	2012	2011
SEGMENT NET SALES
Oil and Gas	$4,902	$4,367
Chemical	1,148	1,165
Midstream, Marketing and Other	393	412
Eliminations	(175)	(218)

Net Sales	$6,268	$5,726

SEGMENT EARNINGS
Oil and Gas (a)	$2,504	$2,468
Chemical	184	219
Midstream, Marketing and Other	131	114
	2,819	2,801

Unallocated Corporate Items
Interest expense, net (b)	(28)	(214)
Income taxes (c)	(1,139)	(1,054)
Other	(92)	(128)

Income from Continuing Operations	1,560	1,405
Discontinued operations, net (d)	(1)	144

NET INCOME	$1,559	$1,549

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.92	$1.72
Discontinued operations, net	-	0.18
	$1.92	$1.90

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.92	$1.72
Discontinued operations, net	-	0.18
	$1.92	$1.90

AVERAGE COMMON SHARES OUTSTANDING
BASIC	810.5	812.6
DILUTED	811.3	813.4

(a) Oil and Gas - The first quarter of 2011 includes pre-tax charges of $35 million related to exploration write-offs in Libya and $29 million related to Colombia net worth tax.   Also, included in the first quarter of 2011 results is a pre-tax gain for sale of an interest in a Colombia pipeline of $22 million.

(b) Unallocated Corporate Items - Interest Expense, net - The first quarter of 2011 includes a pre-tax charge of  $163 million related to the premium on debt extinguishment.

(c) Unallocated Corporate Items - Taxes - The first quarter of 2011 includes a net $21 million charge for out-of-period state income taxes.

(d) Discontinued Operations, net - The first quarter of 2011 includes a $144 million after-tax gain from the sale of the Argentine operations.

Attachment 2

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	First Quarter
($ millions)	2012	2011
CAPITAL EXPENDITURES	$2,412	$1,325

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$1,085	$890

Attachment 3

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	First Quarter
	2012	2011
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Crude Oil (MBBL)
California	86	77
Permian	139	132
Midcontinent and Other	19	13
Total	244	222

NGL (MBBL)
California	15	14
Permian	39	37
Midcontinent and Other	18	8
Total	72	59

Natural Gas (MMCF)
California	267	242
Permian	155	165
Midcontinent and Other	412	327
Total	834	734

Latin America
Crude Oil (MBBL) - Colombia	24	31

Natural Gas (MMCF) - Bolivia	14	16

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	4	4
Dolphin	8	9
Oman	64	67
Qatar	72	75
Other	42	57
Total	190	212

NGL (MBBL)
Dolphin	9	10
Other	-	1
Total	9	11

Natural Gas (MMCF)
Bahrain	219	173
Dolphin	173	196
Oman	57	50
Total	449	419

Barrels of Oil Equivalent (MBOE)	755	730

Attachment 4

SUMMARY OF OPERATING STATISTICS - SALES

	First Quarter
	2012	2011
NET OIL, GAS AND LIQUIDS SALES PER DAY

United States
Crude Oil (MBBL)	244	222
NGL (MBBL)	72	59
Natural Gas (MMCF)	834	734

Latin America
Crude Oil (MBBL) - Colombia	24	33

Natural Gas (MMCF) - Bolivia	14	16

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	4	4
Dolphin	8	9
Oman	64	71
Qatar	70	76
Other	34	49
Total	180	209

NGL (MBBL)
Dolphin	9	10
Other	-	-
Total	9	10

Natural Gas (MMCF)	449	419

Barrels of Oil Equivalent (MBOE)	745	728

Attachment 5

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental’s results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called “core results,” which excludes those items. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported earnings are considered representative of management’s performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

				First Quarter
($ millions, except per-share amounts)	2012	Diluted EPS	2011	Diluted EPS
TOTAL REPORTED EARNINGS	$1,559	$1.92	$1,549	$1.90

Oil and Gas
Segment Earnings	$2,504		$2,468
Add:
Libya exploration write-off	-		35
Gain on sale of Colombia pipeline interest	-		(22)
Foreign Tax	-		29

Segment Core Results	2,504		2,510

Chemicals
Segment Earnings	184		219
Add:
No significant items affecting earnings	-		-

Segment Core Results	184		219

Midstream, Marketing and Other
Segment Earnings	131		114
Add:
No significant items affecting earnings	-		-

Segment Core Results	131		114

Total Segment Core Results	2,819		2,843

Corporate
Corporate Results —
Non Segment *	(1,260)		(1,252)
Add:
Premium on debt extinguishments	-		163
State income tax charge	-		33
Tax effect of adjustments	-		(50)
Discontinued operations, net **	1		(144)

Corporate Core Results - Non Segment	(1,259)		(1,250)

TOTAL CORE RESULTS	$1,560	$1.92	$1,593	$1.96

*	Interest expense, income taxes, G&A expense and other.
**	Amounts shown after tax.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated April 26, 2012.

99.2	Full text of speeches given by James M. Lienert and Stephen Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: April 26, 2012	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

(d)	Exhibits

99.1	Press release dated April 26, 2012.

99.2	Full text of speeches given by James M. Lienert and Stephen Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.